Exhibit 23.3

SLR International Corporation 1658 Cole Blvd, Suite 100, Lakewood, Colorado, 80401

April 1, 2025

Consent of SLR International Corporation

We hereby consent to (i) the use of the name SLR International Corporation, (ii) references to SLR International Corporation as an independent sustainability consulting firm, and (iii) the use of information derived, summarized, quoted, or referenced from our Letter Report dated as of September 19, 2022 (the “SLR Report”), owned and commissioned by International Battery Metals, Ltd (“IBAT”) or portions thereof, that was prepared by us, that we supervised the preparation of, which contains our review of IBAT’s Modular Lithium Direct Extraction Plant performance, in IBAT’s Registration Statement on Form S-1 dated April 17, 2025 (the “Registration Statement”) and the related prospectus that is a part thereof. We further consent to the inclusion of the SLR Report as an exhibit in the Registration Statement. We further consent to the use of and reference to our name, SLR International Corporation under the heading “EXPERTS” in the Registration Statement and related prospectus.

SLR International Corporation
Per:

(Signed) /s/ Grant A. Malensek

Grant A. Malensek, M.Eng., P.Eng.
Technical Director – US Mining Advisory